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                                                                   EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT
Nigel Ekern
Chief Administrative Officer
Clarus Corporation
(203) 428-2000
nekern@claruscorp.com


               CLARUS CORPORATION RECEIVES NASDAQ DELISTING NOTICE
           - COMPANY APPEALS DECISION; PURSES SIGNIFICANT TRANSACTION
Stamford, Connecticut - June 25, 2004 - Clarus Corporation (Nasdaq: CLRS) today announced that it received a letter dated June 22, 2004 from the Nasdaq Listing Qualification Staff notifying the Company that, based upon the Staff's review of the Company and under the discretionary authority granted by Nasdaq Marketplace Rules 4300 and 4330(a)(3), the Company's securities will be delisted on July 1, 2004 unless the Company appeals the Staff's decision. In its letter, the Staff noted its belief "that the Company is not currently engaged in active business operations and is therefore a public shell."

The Company strongly disagrees with the Staff's decision to delist the Company's securities and has appealed the Staff's determination to the Nasdaq Listing Qualifications Panel, although there can be no assurance that such appeal will be successful. The appeal will stay the delisting of the Company's securities pending the Panel's decision.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash and cash equivalent assets to enhance stockholder value. The Company is currently engaged in negotiation of a significant transaction to redeploy its assets, however, there can be no assurance that this transaction will be consummated.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus and its future. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions and the future decision of Nasdaq, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statement contained herein.